Exhibit 5



                         Cahill Gordon & Reindel
                             80 Pine Street
                           New York, NY 10005





                           September 7, 1995






                                                        (212) 701-3000




General Signal Corporation
One High Ridge Park
Stamford, Connecticut  06904

Dear Sirs:

          We have acted as special counsel to General Signal Corporation, a New York corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") relating to 2,055,310 shares of the Company's Common Stock, par value $1.00 per share, and the common stock purchase rights associated therewith (the "Shares") to be issued in connection with the merger of General Signal Acquisition Corporation ("Merger Sub") with and into Data Switch Corporation ("Data Switch") pursuant to an Agreement and Plan of Merger by and among the Company, Merger Sub and Data Switch, dated as of May 8, 1995 (the "Merger Agreement").

          We advise you that, in our opinion, the Shares to be issued by the Company, when issued in accordance with the terms of the Merger Agreement and in the manner described in the
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Registration Statement, will be duly and validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration
Statement and related Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section
7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Very truly yours,


                                                 Cahill Gordon & Reindel